Exhibit 99.1

Range Impact Reports 4Q 2023 and Full Year 2023 Financial Results

CLEVELAND, OHIO – (March 29, 2024) – Range Impact, Inc. (OTC: RNGE) (“Range Impact”), a public impact investing company dedicated to acquiring, reclaiming and repurposing mine sites in Appalachia, reported its results for the fourth quarter and fiscal year ended December 31, 2023.

Range Impact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 was filed with the Securities and Exchange Commission on March 29, 2024 and is available for viewing at https://rangeimpact.com/investors/. Since the information provided in this press release is limited to selected financial and operational information, shareholders and interested parties are encouraged to read Range Impact’s full Annual Report on Form 10-K available on its website.

Michael Cavanaugh, Range Impact’s CEO, stated, “I am pleased to announce our seventh consecutive quarter of revenue growth, culminating in annual revenues of $19.3 million in fiscal 2023 compared to annual revenues of $4.8 million in fiscal 2022. This rapid sales growth is a direct result of our dedicated employees, the market opportunity for our services, and our unique and focused approach to impact investing.” Cavanaugh added, “We are in the early stages of our value creation plan and remain dedicated to building a great business that drives authentic and impactful change throughout Appalachia and other economically-disadvantaged regions of the United States.”

Fourth Quarter and Full Year 2023 Financial Highlights

○	Revenue | $6,877,519 in 4Q 2023 versus $2,645,661 in 4Q 2022, an increase of $4,231,858, and $19,346,306 for the full year 2023 versus $4,832,278 for the full year 2022, an increase of $14,514,028.

○	Gross Profit | $1,882,940 in 4Q 2023 versus $970,517 in 4Q 2022, an increase of $912,423, and $6,234,809 for the full year 2023 versus $1,393,252 for the full year 2022, an increase of $4,841,557.

○	Operating Income (Loss) | $124,023 in 4Q 2023 versus ($35,563) in 4Q 2022, an increase of $159,586, and $1,754,364 for the full year 2023 versus ($1,100,433) for the full year 2022, an increase of $2,854,797.

○	Net Income (Loss) | ($83,022) in 4Q 2023 versus ($61,400) in 4Q 2022, a decrease of ($21,622), and $3,131,055 for the full year 2023 versus ($1,072,176) for the full year 2022, an increase of $4,203,231.

○	Adjusted EBITDA | $1,223,302 in 4Q 2023 versus $561,081 in 4Q 2022, an increase of $662,221, and $3,929,925 for the full year 2023 versus ($202,200) for the full year 2022, an increase of $4,132,125.

○	Cash Flow from Operations | ($636,082) in 4Q 2023 versus ($35,242) in 4Q 2022, a decrease of ($600,840), and $438,637 for the full year 2023 versus ($603,778) for the full year 2022, an increase of $1,042,415.

Fourth Quarter 2023 and Full Year 2023 Consolidated Financial Highlights

	4Q 2023	4Q 2022	FY 2023	FY 2022
Revenue	$6,877,519	$2,645,661	$19,346,306	$4,832,278
Cost of Goods Sold	4,994,579	1,675,144	13,111,497	3,439,026
Gross Profit	1,882,940	970,517	6,234,809	1,393,252
Operating Expenses	1,758,917	1,006,080	4,480,445	2,493,685
Operating Income (Loss)	124,023	(35,563)	1,754,364	(1,100,433)
Other Income	(207,045)	(25,837)	1,376,691	28,257
Net Income (Loss)	(83,022)	(61,400)	3,131,055	(1,072,176)
Non-Cash Expenses	1,044,508	600,880	292,953	788,803
Working Capital Changes	(1,597,568)	(574,722)	(2,985,371)	(320,405)
Cash Flow from Operations	$(636,082)	$(35,242)	$438,637	$(603,778)
Gross Profit Margin %	27.4%	36.7%	32.2%	28.8%
Operating Profit Margin %	1.8%	-1.3%	9.1%	-22.8%
Net Income Margin %	-1.2%	-2.3%	16.2%	-22.2%
Cash Flow from Operations Margin %	-9.2%	-1.3%	2.3%	-12.5%

Fourth Quarter 2023 and Full Year 2023 Segmented Financial Highlights

	4Q 2023	4Q 2022	FY 2023	FY 2022
Revenue
Range Reclaim	$6,491,717	$2,645,661	$18,662,111	$4,832,278
Range Water	-	-	-	-
Range Security	385,802	-	684,195	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	-	-	-	-
Total Revenue	$6,877,519	$2,645,661	$19,346,306	$4,832,278

Gross Profit
Range Reclaim	$1,639,943	$970,517	$5,853,121	$1,393,252
Range Water	-	-	-	-
Range Security	242,997	-	381,688	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	-	-	-	-
Total Gross Profit	$1,882,940	$970,517	$6,234,809	$1,393,252

Net Income (Loss)
Range Reclaim	$613,604	$662,750	$3,407,546	$816,469
Range Water	(16,184)	-	(69,840)	-
Range Security	198,548	-	269,548	-
Range Land	(13,134)	-	(13,134)	-
Drug Development	(104,428)	(130,506)	(458,889)	(470,803)
Corporate	(761,428)	(593,644)	(4,176)	(1,417,842)
Total Net Income (Loss)	$(83,022)	$(61,400)	$3,131,055	$(1,072,176)

Adjusted EBITDA
Range Reclaim	$1,498,955	$891,894	$5,554,210	$1,266,409
Range Water	(15,544)	-	(68,134)	-
Range Security	201,439	-	279,873	-
Range Land	(13,134)	-	(13,134)	-
Drug Development	(104,428)	(130,506)	(458,889)	(470,803)
Corporate	(343,986)	(200,307)	(1,364,001)	(997,806)
Total Adjusted EBITDA	$1,223,302	$561,081	$3,929,925	$(202,200)

Fourth Quarter 2023 and Full Year 2023 Reconciliation of Net Income (Loss) to Adjusted EBITDA

	4Q 2023	4Q 2022	FY 2023	FY 2022
Net Income (Loss)
Range Reclaim	$613,604	$662,750	$3,407,546	$816,469
Range Water	(16,184)	-	(69,840)	-
Range Security	198,548	-	269,548	-
Range Land	(13,134)	-	(13,134)	-
Drug Development	(104,428)	(130,506)	(458,889)	(470,803)
Corporate	(761,428)	(593,644)	(4,176)	(1,417,842)
Total Net Income (Loss)	$(83,022)	$(61,400)	$3,131,055	$(1,072,176)

Interest
Range Reclaim	$177,154	$25,756	$376,898	$54,397
Range Water	-	-	-	-
Range Security	-	-	224	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	84,662	77	128,795	26,776
Total Interest	$261,816	$25,833	$505,917	$81,173

Taxes
Range Reclaim	$-	$-	$-	$-
Range Water	-	-	-	-
Range Security	-	-	-	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	-	-	-	-
Total Taxes	$-	$-	$-	$-

Depreciation
Range Reclaim	$708,197	$203,388	$1,769,766	$395,543
Range Water	640	-	1,706	-
Range Security	2,891	-	10,101	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	-	-	-	-
Total Depreciation	$711,728	$203,388	$1,781,573	$395,543

Non-Cash Adjustments
Range Reclaim	$-	$-	$-	$-
Range Water	-	-	-	-
Range Security	-	-	-	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	332,780	393,260	(1,488,620)	393,260
Total Non-Cash Adjustments	$332,780	$393,260	$(1,488,620)	$393,260

Adjusted EBITDA
Range Reclaim	$1,498,955	$891,894	$5,554,210	$1,266,409
Range Water	(15,544)	-	(68,134)	-
Range Security	201,439	-	279,873	-
Range Land	(13,134)	-	(13,134)	-
Drug Development	(104,428)	(130,506)	(458,889)	(470,803)
Corporate	(343,986)	(200,307)	(1,364,001)	(997,806)
Total Adjusted EBITDA	$1,223,302	$561,081	$3,929,925	$(202,200)

“Our reclamation services business has been the primary driver of our revenue growth over the past two years. We are pleased to see the positive results coming from the successful acquisition and integration of Range Environmental Resources and Range Natural Resources, which provide traditional mine reclamation and incidental mining services, and Collins Building & Contracting which provides abandoned mine land reclamation,” stated Cavanaugh. “As part of our long-term growth strategy, during 1Q 2024 we have repositioned our Range Environmental business to focus on larger, longer-term mine projects, transitioned our Range Natural mining operations to a subcontractor model to achieve greater scale with less capital investment, and allocated more employees and equipment to several recently-awarded and more seasonal abandoned mine land jobs through Collins Building.”

“As a result of these strategic initiatives, we anticipate revenue for 1Q 2024 to be approximately $3.5 million, which compares favorably to revenue for 1Q 2023 of $3.0 million, and a full year 2024 revenue target similar to full year 2023 levels.” Cavanaugh added, “We are very excited about the progress we are making to develop long-term revenue streams for our company, and look forward to sharing future updates with shareholders throughout the upcoming year.”

Non-GAAP Financial Information

In addition to our results under Generally Accepted Accounting Principles (“GAAP”), in this release we also present certain other supplemental measures of financial performance that are not required by or presented in accordance with GAAP, including Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”). We calculate Adjusted EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization, non-cash stock-based compensation expenses related to restricted stock grants and stock options issued to directors and employees and consultants, and any one-time non-recurring items. Adjusted EBITDA is one of the primary metrics used by management to evaluate our financial performance, analyze the effectiveness of our business strategies, and make budgeting and capital allocation decisions. However, this non-GAAP measure does have certain limitations and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measures derived in accordance with GAAP.

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Range Impact owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com